EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Advisor Solutions, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for Advisor Solutions for the period ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for Advisor Solutions for the stated period.

/s/ Gregory C. Bakken		/s/ Michael J. Belland
Gregory C. Bakken		Michael J. Belland
President/Principal Executive Officer, Trust for Advisor Solutions		Treasurer/Principal Financial Officer, Trust for Advisor Solutions

Dated:	9/2/2016	Dated:	9/2/2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Trust for Advisor Solutions for purposes of the Securities Exchange Act of 1934.